Exhibit 1.04

Depositary Shares

LEHMAN BROTHERS HOLDINGS INC.

FORM OF

UNDERWRITING AGREEMENT

New York, New York

Dated the date set forth

In Schedule I hereto

To the Representative(s)
named in Schedule I
hereto, of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you and the other underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), the number of shares identified in Schedule I hereto (the “Firm Shares”) of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”) identified in Schedule I hereto.  In addition, if so indicated in Schedule I the Company proposes to grant to the Underwriters an option to purchase up to an additional number of shares of the Preferred Stock identified in Schedule I hereto on the terms and for the purposes set forth in Section 2 (the “Option Shares”).  The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares”.  The Shares are to be deposited by you or on your behalf against delivery of Depositary Receipts (the “Depositary Receipts”) to be issued by BankBoston, N.A., as Depositary (the “Depositary”), under a Deposit Agreement, dated as of (the “Deposit Agreement”), among the Company, the Depositary and holders from time to time of the Depositary Receipts issued thereunder.  The Depositary Receipts will evidence Depositary Shares (the “Depositary Shares”), and each Depositary Share will represent the fraction of a share of Preferred Stock identified in Schedule I.  The number of Depositary Shares in respect of Firm Shares to be purchased by each Underwriter is identified in Schedule II.  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representative(s)” shall each be deemed to refer to such firm or firms.  This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters named in Schedule II hereto.

1.             Representations and Warranties.  The Company represents and warrants to each Underwriter that:

(a)           The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), and has carefully prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration of the Shares and the Depositary Shares under the Securities Act.  The registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with such rule.  The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) a supplement to the form of prospectus included in the registration statement relating to the initial offering of the Shares and the Depositary Shares and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein.  The term “Registration Statement” means the registration statement, as amended at the date of this Agreement, including the exhibits thereto, financial statements, and all documents incorporated therein by reference pursuant to Form S-3 (the “Incorporated Documents”), and such prospectus as then amended, including the Incorporated Documents, is hereinafter referred to as the “Basic Prospectus”; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented), is hereinafter called the “Final Prospectus”.  Any preliminary form of the Basic Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the “Interim Prospectus”.  Any reference herein to the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus shall be deemed to refer to and include the Incorporated Documents which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”), on or before the date of this Agreement or the issue date of the Basic Prospectus, any Interim Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any Incorporated Documents under the Exchange Act after the date of this Agreement or the issue date of the Basic Prospectus, any Interim Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)           As of the date hereof, when the Final Prospectus is first filed with the Commission pursuant to Rule 424, when, before either Delivery Date (hereinafter defined), any amendment to the Registration Statement becomes effective, when, before either Delivery Date, any Incorporated Document is filed with the Commission, when any supplement to the Final Prospectus is filed with the Commission and at each Delivery Date, the Registration Statement, the Final Prospectus and any such amendment or supplement will comply in all material respects with the applicable requirements of the Securities Act and the Rules, and the Incorporated Documents will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations adopted by the Commission thereunder, on the date it became effective, the Registration Statement did not, and, on the date that any post-effective amendment to the Registration Statement becomes effective, the Registration Statement as amended by such post-effective amendment did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date the Final Prospectus is filed with the Commission pursuant to Rule 424 and on each Delivery Date, the Final Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and on said dates, the Incorporated Documents will comply in all material respects with the applicable provisions of the Exchange Act and rules and regulations of the Commission thereunder, and, when read together with the Final Prospectus, or the Final Prospectus as it may be then amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus, as they may be amended or supplemented.

(c)           The Basic Prospectus and any Interim Prospectus, as of their respective dates, complied in all material respects with the requirements of the Securities Act and of the Rules.  The Commission has not issued an order preventing or suspending the use of the Basic Prospectus or any Interim Prospectus.

(d)           The nationally recognized independent registered public accounting firm whose report appears in the Company’s most recent Annual Report on Form 10-K, which is incorporated by reference in the Final Prospectus, are independent public accountants as required by the Securities Act and the Rules.

(e)           In the event that a report of a nationally recognized independent registered public accounting firm regarding historical financial information with respect to any entity acquired by the Company is required to be incorporated by reference in the Final Prospectus, such independent public accountants were independent public accountants, as required by the Securities Act and the Rules, during the period of their engagement to examine the financial statements being reported on and at the date of their report.

(f)            The audited consolidated financial statements of the Company in the Final Prospectus and the Registration Statement present fairly on a consolidated basis the financial position, the results of operations, changes in common stock and other stockholder’s equity and cash flows of the Company and its subsidiaries, as of the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The unaudited consolidated financial statements of the Company, if any, included in the Final Prospectus and the Registration Statement and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and have been prepared in accordance with the instructions to Form 10-Q.

(g)           Except as described in or contemplated by the Registration Statement and the Final Prospectus, there has not been any material adverse change in or any adverse development which materially affects the business, properties, financial condition or results of the Company or the Company and its subsidiaries taken as whole, from the dates as of which information is given in the Registration Statement and Final Prospectus.

(h)           The Shares conform to the description thereof contained in the Final Prospectus, are duly and validly authorized, and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable.  The Depositary Shares representing the Shares have been duly and validly authorized by the Company; and assuming the due execution by the Depositary of the Deposit Agreement and the due execution by the Depositary and, if required by the Deposit Agreement, the Registrar of the Depositary Receipts in accordance with the terms of the Deposit Agreement and upon the deposit by or on behalf of the Underwriters of the Shares with the Depositary pursuant to the Deposit Agreement, the Depositary Shares will represent legal and valid interests in the Shares and the Depositary Receipts will constitute valid evidence of such interests in the Shares and will be entitled to the benefits of the Deposit Agreement.

(i)            Neither the Company nor any of the Significant Subsidiaries (as defined below) is in violation of its organizational documents or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.  The execution, delivery and performance of this Agreement or the Deposit Agreement will not conflict with, result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument, or result in a violation of the organizational documents of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of the Significant Subsidiaries or their property.  Except as set forth in the Final Prospectus or as required by the Securities Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement or the Deposit Agreement.  “Significant Subsidiary” means any subsidiary of the Company with assets greater than or equal to 7.5% of the assets of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP (the “Consolidated Assets”).  For the purposes of this definition, the Consolidated Assets at any time shall be determined on the basis of the financial statements in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Commission.

(j)            Each of the Company and the Significant Subsidiaries have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and in good standing as foreign corporations and are fully registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification or registration and in which the failure to qualify or register would be reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, condition or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  Each of the Company and the Significant Subsidiaries holds all material licenses, permits, and certificates from governmental authorities necessary for the conduct of its business and owns, or possesses adequate rights to use, all material rights necessary for the conduct of such business and has not received any notice of material conflict with the asserted rights of others in respect thereof, except in each case where the failure to do so would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and the Significant Subsidiaries has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  Except as may be disclosed in the Registration Statement and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company, directly or indirectly through subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party.

(k)           Except as described in the Registration Statement and the Final Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might reasonably be expected to have a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Final Prospectus.

(l)            The certificates delivered pursuant to paragraph (f) of Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Shares and the Depositary Shares were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

2.             Sale and Purchase of the Shares.  The Company agrees to sell to each Underwriter, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein stated, agrees to purchase from the Company the number of Depositary Shares in respect of Firm Shares set forth opposite the name of Underwriter in Schedule II hereto.  The obligations of the Underwriters under this Agreement are several and not joint.

In addition, the Company grants to the Underwriters an option to purchase up to an additional number of Option Shares indicated in Schedule I hereto.  Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in Section 3 hereof.  Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Depositary Shares in respect of Firm Shares set forth opposite the name of such Underwriters in Schedule II hereto.  The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representative(s) so that no Underwriter shall be obligated to purchase Option Shares other than in 10 share amounts and integral multiples thereof.  The price of both the Firm Shares and any Option Shares shall be the price per share indicated in Schedule I hereto.

3.             Delivery and Payment.  Delivery by the Company of the Firm Shares to the Representative(s) for the respective accounts of the several Underwriters and payment by the Underwriters therefor by wire transfer of, immediately available (federal) funds to or upon the order of the Company shall take place at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative(s) and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Shares being herein called the “First Delivery Date”).  The certificates representing the Firm Shares will be delivered by the Representatives to, and deposited with, the Depositary against delivery of Depositary Receipts representing Depositary Shares issued in respect of such Firm Shares.  Such Depositary Receipts shall be issued in such denominations and registered in such names as the Representative(s) shall request, and will be made available for checking and packaging at the above office of the Company at least 24 hours prior to the First Delivery Date.

At any time on or before the twentieth day after the date as of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Representative(s).  Such notice shall set forth the aggregate number of Depositary Receipts in respect of such Option Shares as to which the option is being exercised, the names in which the Depositary Receipts in respect of such Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representative(s), when the Option Shares are to be delivered provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Shares are delivered are sometimes referred to as the “Second Delivery Date” and the First Delivery Date and the Second Delivery Date are sometimes referred to as a “Delivery Date”.

Delivery by the Company of the Option Shares to the Representative(s) for the respective accounts of the several Underwriters and payment by the Underwriters therefor by certified or official bank check or checks payable in, or by wire transfer of, immediately available (federal) funds to or upon the order of the Company shall take place at the office and at the time specified in Schedule I hereto, on the Second Delivery Date, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof.

The certificates representing the Option Shares will be delivered by the Representative(s) to, and deposited with, the Depositary against delivery of Depositary Receipts representing Depositary Shares issued in respect of such Option Shares.  Such Depositary Receipts shall be issued in such denominations and registered in such names as the Representative(s) shall request, and will be made available for checking and packaging at the above office of the Company at least 24 hours prior to the Second Delivery Date.

4.             Offering by Underwriters.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed any Interim Prospectus and are authorized to distribute the Final Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).  The Representative(s) agree that, as soon as the Representative(s) believe the offering of the Depositary Shares has been terminated, the Representative(s) will so advise the Company.  If the Shares are offered outside the United States, the Representative(s) further agree to make the representations and warranties to the Company as set forth in Schedule III.

5.             Agreements.  The Company agrees with the several Underwriters that:

(a)           The Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424 as required thereby and will promptly advise the Representative(s) (A) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (B) when any amendment to the Registration Statement relating to the Shares and the Depositary Shares shall have become effective, (C) of any request by the Commission for any amendment of the Registration Statement, the Final Prospectus, the Basic Prospectus or any Interim Prospectus, or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares and the Depositary Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  After the date of this Agreement and prior to the termination of the offering of the Shares and the Depositary Shares, the Company will not file any amendment of the Registration Statement or amendment or supplement to the Final Prospectus (except an amendment or supplement to the Final Prospectus that is deemed to be incorporated by reference in the Final Prospectus pursuant to Form S-3) without the consent of the Representative(s) and will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.  Prior to receipt of the advice to be given by the Representative(s) pursuant to Section 4, the Company will not file any document that would be deemed to be incorporated by reference in the Final Prospectus pursuant to Form S-3 without delivering to the Representative(s) a copy of the document proposed to be so filed, such delivery to be made at least 24 hours prior to such filing, and the Company will consult with the Representative(s) as to any comments which the Representative(s) make in a timely manner with respect to the document so delivered.

(b)           Subject to the last sentence of the immediately preceding paragraph, if, at any time during which a prospectus relating to the Shares and the Depositary Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Final Prospectus to comply with the Securities Act or the Rules, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any amendment of the Registration Statement containing an amended Final Prospectus to be made effective as soon as possible.

(c)           The Company will deliver to the Representative(s), without charge, (i) signed copies of the Registration Statement and of any amendments thereto (including all exhibits filed with, or incorporated by reference in, any such document) and (ii) as many conformed copies of the Registration Statement and of any amendments thereto which shall become effective on or before the First Delivery Date (excluding exhibits) as the Representative(s) may reasonably request.

(d)           During such period as a prospectus is required by law to be delivered by an Underwriter or dealer, the Company will deliver, without charge to the Representative(s) and to Underwriters and dealers, at such office or offices as the Representative(s) may designate, as many copies of the Basic Prospectus, any Interim Prospectus and the Final Prospectus as the Representative(s) may reasonably request.

(e)           The Company will make generally available to its security holders and to the Representative(s) as soon as practicable an earnings statement (which need not be audited) of the Company and its subsidiaries, covering a period of at least 12 months beginning after the date the Final Prospectus is filed with the Commission pursuant to Rule 424, which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(f)            The Company will furnish such information, execute such instruments and take such actions as may be required to qualify the Shares and the Depositary Shares for offering and sale under the laws of such jurisdictions as the Representative(s) may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares and the Depositary Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(g)           If the Company has applied for the listing of the Shares or Depositary Shares on the New York Stock Exchange Inc. (the “NYSE”), it will use its best efforts to cause such listing to be approved as soon as possible.

(h)           For a period beginning at the time of execution of this Agreement and ending on the later of the business day following either the Second Delivery Date or following the date on which any price restrictions on the sale of the Shares or the Depositary Shares are terminated, without the prior consent of the Representative(s), the Company will not offer, sell, contract to sell or otherwise dispose of any shares of Preferred Stock (other than the Shares and the Depositary Shares), or sell or grant options, rights or warrants with respect to any shares of Preferred Stock covered by the Registration Statement or any other registration statement filed under the Securities Act.

(i)            The Company will use its best efforts to do and perform all things to be done and performed hereunder prior to each Delivery Date and to satisfy all conditions precedent to the delivery of the Shares and the Depositary Shares.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and each Delivery Date, to the accuracy of any material statements made in any certificates, opinions, affidavits, written statements or letters furnished to the Representative(s) or to Simpson Thacher & Bartlett LLP (“Underwriters’ Counsel”) pursuant to this Section 6, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or such later date and time as shall be consented to in writing by the Representative(s).

(b)           No order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative(s).

(c)           Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been any change or decrease specified in the letter referred to in paragraph (g) of this Section 6 which, in the judgment of the Representative(s), makes it impracticable or inadvisable to proceed with the offering and delivery of the Depositary Shares representing such Shares as contemplated by the Registration Statement and the Final Prospectus.

(d)           The Company shall have furnished to the Representatives the opinion of the Chief Legal Officer, General Counsel or an Associate General Counsel for the Company, dated the day of each Delivery Date to the effect that:

(i)            The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own and operate its properties and to conduct its business as described in the Final Prospectus.

(ii)           The Deposit Agreement, the Shares, the Depositary Shares and the Depositary Receipts conform in all material respects to the descriptions thereof contained in the Final Prospectus.

(iii)          The Company has an authorized capitalization as set forth in the Final Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the Depositary Shares representing the Shares delivered on such Delivery Date have been duly and validly authorized by the Company; and assuming the due execution by the Depositary of the Deposit Agreement and the due execution y the Depositary and, if required by the Deposit Agreement, the Registrar of the Depositary Receipts in accordance with the terms of the Deposit Agreement and upon the deposit by or on behalf of the Underwriters of the Shares with the Depositary pursuant to the Deposit Agreement, such Depositary Shares will represent legal and valid interests in the Shares delivered on such Delivery Date and the Depositary Receipts will constitute valid evidence of such interests in such Shares and will be entitled to the benefits of the Deposit Agreement.

(iv)          There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Shares pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel.

(v)           No consent, approval, authorization, order, registration or qualification of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement or the compliance by the Company with the provisions of the Deposit Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Securities Act and such as may be required under the Exchange Act under state securities and Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares and the Depositary Shares by the Underwriters.

(vi)          Such counsel does not know of any contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules.

(vii)         To such counsel’s knowledge, neither the Company nor any Significant Subsidiary that is organized under the laws of the United States or any State or territory thereof (a “Domestic Significant Subsidiary”) is in violation of its organizational documents, or in default under any material agreement, indenture or instrument known to such counsel, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.

(viii)        This Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company will not conflict with, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any Domestic Significant Subsidiary pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel and to which the Company or any Domestic Significant Subsidiary is a party or is bound, or result in a violation of the corporate charter or by-laws of the Company or any Domestic Significant Subsidiary or any statute, rule, regulation or any order known to such counsel of any court or governmental agency having jurisdiction over the Company, any Domestic Significant Subsidiary or any of their respective properties, the effect of which would be material to the Company and its subsidiaries taken as a whole.

(ix)           Assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes a valid and binding agreement, enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

(x)            The Registration Statement has become effective under the Securities Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

(xi)           The Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (except that no opinion need be expressed as to the financial statements or other financial or statistical data or the Form T-1 of the Trustee under the Trust Indenture Act included or incorporated by reference therein) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

(xii)          If the Shares or the Depositary Shares, as the case may be, are to be listed on the NYSE, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Shares or the Depositary Shares, as the case may be, with the NYSE, and such counsel has no reason to believe that the Shares or the Depositary Shares, as the case may be, will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

(xiii)         Each Domestic Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the law of the jurisdiction of its incorporation and each such subsidiary has the corporate power and authority to conduct its business as described in the Final Prospectus.  Each of the Company and the Domestic Significant Subsidiaries is duly qualified to do business as a foreign corporation, is in good standing and is duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which the nature of the business conducted by it or in which the ownership or holding by lease of the properties owned or held by it require such qualification or registration and where the failure to so qualify or register would have a Material Adverse Effect.

(xiv)        All the outstanding shares of capital stock of each Domestic Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company or a subsidiary of the Company free and clear of any claims, liens, encumbrances and security interests.

(xv)         Such counsel does not know of any legal or governmental proceeding pending or threatened against the Company or any of its subsidiaries which would affect the subject matter of this Agreement or the Deposit Agreement or is required to be described in the Final Prospectus which is not described and correctly summarized therein.

Such counsel shall also have furnished a statement that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus (except as to those matters stated in paragraph (ii) of such opinion), such counsel has no reason to believe that (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to the financial statements or other financial or statistical data or the Form T-1 included or incorporated by reference therein).

In rendering such opinion and statement, such counsel may rely upon opinions of local counsel satisfactory to the Representative(s) for matters not governed by New York law and may rely as to matters of fact, to the extent such counsel deems proper, upon certificates or affidavits of officers of the Company and public officials.

(e)           The Representative(s) shall have received from Underwriters’ Counsel such opinion or opinions, dated the day of such Delivery Date, with respect to the issuance and sale of the Shares and the Depositary Shares, the Depositary Agreement, the Registration Statement, the Final Prospectus and other related matters as the Representative(s) may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished to the Representative(s) a certificate of its Chief Executive Officer, its President, Chief Operating Officer, Chief Administrative Officer, any Executive Vice President, Senior Vice President or Vice President, and its Chief Financial Officer, its Treasurer, its Financial Controller or its Global Head of Asset Liability Management (or other officer performing substantially the same function), dated the day of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement, and that, to the best of their knowledge after due inquiry:

(i)            The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such Delivery Date with the same effect as if made on such Delivery Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date.

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

(iii)          (x)  The Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Final Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

(g)           At each Delivery Date, a nationally recognized independent registered public accounting firm shall have furnished to the Representatives a letter, dated the day of such Delivery Date, confirming that they are independent auditors with respect to the Company within the meaning of the Securities Act and in form and substance satisfactory to the Representatives, stating in effect that:

(i)            In their opinion, the consolidated financial statements of the Company and its subsidiaries, and the supporting schedules, included in the Registration Statement and the Final Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder.

(ii)           On the basis of a reading of the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Final Prospectus and of the latest unaudited consolidated financial statements made available by the Company and Lehman Brothers Inc., carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards), a reading of the minutes of the meetings of the directors of the Company and Lehman Brothers Inc., and inquiries of certain officials of the Company and its subsidiaries, who have responsibility for financial and accounting matters of the Company and its subsidiaries, as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included in the Registration

Statement and the Final Prospectus, nothing came to their attention that caused them to believe that:

(A)          any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Final Prospectus for them to be in conformity with generally accepted accounting principles; and such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published instructions, rules and regulations thereunder.

(B)           the unaudited capsule information of the Company and its subsidiaries, if any, included in the Registration Statement and the Final Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements of the Company from which it was derived or was not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Registration Statement and the Final Prospectus.

(C)           (I) as of the latest date as of which the Company and its subsidiaries have monthly financial statements, as compared to amounts shown in the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Final Prospectus, there was any change in the capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries and (II) from the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Final Prospectus to the latest date as of which the Company and its subsidiaries have monthly financial statements, there was any consolidated loss from operations before taxes or consolidated net loss of the Company and its subsidiaries; and

(D)          as of a specified date no more than three business days prior to the date of the letter, as compared to the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Final Prospectus, there was any change in capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries;

except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof, unless said explanation is not deemed necessary by the Representative(s).

(iii)          If pro forma financial statements are included in the Registration Statement or the Final Prospectus, (x) they have read such pro forma financial statements, (y) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to the basis for their determination of the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (z) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts; and as a result thereof, nothing came to their attention that caused them to believe that such pro forma financial statements do not so comply with Rule 11-02 of Regulation S-X and that such pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

(iv)          They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is expressed in dollars, or percentages derived from dollar amounts, and has been obtained from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement, including specified information, if any, included or incorporated from the Company’s Annual Report on Form 10-K incorporated therein or specified information, if any, included or incorporated from any of the Company’s Quarterly Reports on Form 10-Q or its Current Reports on Form 8-K incorporated therein, agrees with the accounting records of the Company and its subsidiaries or computations made therefrom, excluding any questions of legal interpretation.

(h)           Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i)            Since the date of the latest audited financial statements included in the Final Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such

Delivery Date on the terms and in the manner contemplated in the Interim Prospectus, the Basic Prospectus or the Final Prospectus;

(j)            Prior to each Delivery Date, the Company shall have furnished to the Representative(s) such further information, certificates and documents as the Representative(s) or Underwriters’ Counsel may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates or opinions furnished to the Representative(s) or Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative(s) and to Underwriters’ Counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, each Delivery Date by the Representative(s).  Notice of such cancellation shall be given to the Company in writing, or by telegraph confirmed in writing.

7.             Expenses.  The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Depositary Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Interim Prospectus, the Basic Prospectus, the Final Prospectus and any amendments thereof or supplements thereto, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Deposit Agreement, any other document identified in Schedule I hereto and any other related documents in connection with the offering, purchase, sale and delivery of Depositary Shares; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Depositary Shares; (f) any applicable listing or other fees; (g) all costs and expenses incident to the rating of the Depositary Shares by one or more rating agencies, (h) the fees and expenses of qualifying the Depositary Shares under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 7 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Depositary Shares which they may sell and the expenses of advertising any offering of the Depositary Shares made by the Underwriters.

8.             Indemnification.  (a)  The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof (including, but not limited to, any loss, claim, damage, liability, action or pending action relating to purchases and sales of Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or in any Interim Prospectus, the Basic Prospectus or the Final Prospectus or

in any amendment or supplement thereto, (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or pending action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company through the Representative(s) by or on behalf of such Underwriters specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Basic Prospectus or any Interim Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Depositary Shares which are the subject thereof if such person did not receive a copy of the Final Prospectus at or prior to the confirmation of the sale of such Depositary Shares to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Interim Prospectus was corrected in the Final Prospectus, unless such failure to deliver the Final Prospectus was a result of noncompliance by the Company with Section 5(d) hereof. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers employees and each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative(s) by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative(s) in the case of subparagraph (a) representing the indemnified parties under subparagraph (a), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action or pending action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Depositary Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, action or pending action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Depositary Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Depositary Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Depositary Shares under this Agreement, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, action or pending action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares purchased by it exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this

Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

9.             Default by an Underwriter.  If, on either Delivery Date, any one or more Underwriters shall fail to purchase and pay for all of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Depositary Shares in respect of Firm Shares set forth opposite their names in Schedule II hereto bear to the aggregate number of Depositary Shares in respect of Firm Shares set opposite the names of the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date; provided, however, that in the event that the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date shall exceed 9.09% of the aggregate number of the Shares, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) will terminate without liability to any non-defaulting Underwriters or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the particular Delivery Date shall be postponed for such period, not exceeding seven days, as the Representative(s) shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative(s), by notice given to the Company at or prior to delivery of and payment for all the Securities, if, prior to such time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

11.           Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Depositary Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions) is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Depositary Shares, and upon demand the Company shall pay the full amount thereof to the Representative(s).  If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.           Representations and Indemnities to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers (as such officers) and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person within the meaning of the Securities Act, and will survive delivery of the payment for the Shares.

13.           Notices.  All communications hereunder will be in writing, and, if sent to the Representative(s) will be mailed or delivered and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company will be mailed, delivered, telegraphed or telexed and confirmed to it at 745 Seventh Avenue, New York, New York 10019, Attention: Chief Financial Officer.

14.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and, to the extent and only to the extent stated in Section 8 hereof, the officers and directors and controlling persons referred to in Section 8 hereof, and except as provided in Section 8 hereof, no person other than the parties hereto and their respective successors will have any right or obligation hereunder.

15.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

By:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

LEHMAN BROTHERS INC.

By:
Title:

Acting on behalf of any other Representative named in Schedule I annexed hereto and the several Underwriters named in Schedule II annexed hereto.

SCHEDULE I

Date of Underwriting Agreement:

Registration Statement No. 333-

Representative and Address:	Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 Attention: Fixed Income Syndicate

With a copy to:

Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 Attention: General Counsel

Description of Shares:
Title:
Number of shares of Firm Shares:
Maximum number of shares of Option Shares:
Price per share:
Time of payment of dividends:
Sinking fund provisions:
Redemption provisions:
Repayment provisions:
Listing:
Price to Public:

First Delivery Date, Time and Location:

Date:
Time:	10:00 A.M., New York City time
Location:	Lehman Brothers Holdings Inc. 745 Seventh Avenue New York, New York 10019

SCHEDULE II

UNDERWRITERS	NUMBER OF DEPOSITARY SHARES IN RESPECT OF FIRM SHARES PURCHASED
Lehman Brothers Inc	$
[Any other underwriters]	$	[ ]
Total

SCHEDULE III

Each Underwriter further represents and warrants to the Company that:

•                  it and each of its affiliates have not offered or sold and will not offer or sell any Depositary Shares to persons in the United Kingdom prior to the expiry of a period of six months from the issue date of the Depositary Shares except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations of 1995;

•                  it and each of its affiliates have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any Depositary Shares in circumstances in which Section 21(1) of the FSMA does not apply to Lehman Brothers Holdings; and

•                  it and each of its affiliates have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Depositary Shares in, from or otherwise involving the United Kingdom.

Each Underwriter has separately further agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any Depositary Shares other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, investment undertakings, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

Each Underwriter has separately further agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the Depositary Shares or possesses or distributes the prospectus supplement, the accompanying prospectus or any other offering material and will obtain any consent, approval or permission required by it for the offer or sale by it of the Depositary Shares under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales.